EXHIBIT 99.16

EMPLOYMENT AGREEMENT

        This Employment Agreement (this “Agreement”) is executed as of April 27, 2006, but shall not be effective until the closing of the merger between the Company and VEDO Merger Sub, Inc. (the “Effective Date”) by GOSOLUTIONS, INC., a Florida corporation (the “Company”), and FREDERICK A. BURRIS, an individual resident in the State of Florida (the “Executive”).

        The parties, intending to be legally bound, agree as follows:

1.	EMPLOYMENT TERMS AND DUTIES

                    1.1        Employment.   The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement. Executive’s office shall be located in Clearwater, Florida, and Executive shall not be required to re-locate to another office or facility outside the geographical limits of Pinellas County or Hillsborough County, Florida, during the term of this Agreement.

                    1.2       Term.   Subject to the provisions of Section 5, the term of the Executive’s employment under this Agreement will be two (2) years, beginning on the Effective Date and ending on the second anniversary of the Effective Date. After the initial term, this Agreement will automatically extend for successive terms of one year each unless either party gives notice to the other party at least thirty (30) days prior to the end of any year that it does not desire to extend the term.

                    1.3       Duties.   The Executive is employed as Chief Financial Officer of the Company. The Executive shall report directly to the President of the Company and shall perform the entire duties incident to his position. The Executive further agrees to comply with the Company’s policies, rules and regulations as determined and amended from time to time by the Board of Directors of the Company. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Company, will use his best efforts to promote the success of the Company’s business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Company. Nothing in this Section 1.3, however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive’s duties under this Agreement.

                    1.4       Office.   During the term of his employment, Executive shall have the title of Chief Financial Officer.

2.	COMPENSATION

                                (a)       Salary.   In consideration of the services to be rendered under this Agreement, Company shall pay Executive a salary of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000) during the first twelve months of the employment term and ONE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($160,000) during the final twelve months of the employment term. If the term of employment is extended pursuant to Section 1.2, compensation for any additional term will be as mutually agreed by Executive and Company. Executive’s salary shall be payable according to Company’s normal payroll practices. All compensation to be paid to Executive under this Agreement shall be less withholdings required by law. The Chief Executive Officer of VillageEDOCS shall review this base salary at annual intervals, and may adjust the Executive’s annual base salary from time to, provided, however, that the salary for the second twelve month period of the Employment Period and for each succeeding twelve month period of the Employment Period (as defined herein) shall not be less than 105% of the salary for the prior twelve month period.

                                (b)       Stock Options.

                                                        (i)       Within ten (10) days after the Effective Date, Executive shall receive a qualified stock option grant (the “Option”) of TWO MILLION (2,000,000) shares of VillageEDOCS’ common stock, no-par-value, with an exercise price equal to the closing bid price of VillageEDOCS’ common stock on the Over-the-Counter Bulletin Board on the last trading day prior to Executive’s signing this Agreement. Shares granted under Option shall vest pro rata on an annual basis over a five (5) year period from the Effective Date.

                                                        (ii)       The Option granted and the shares purchased pursuant to both Options (collectively “Option Shares) shall be subject to the terms and conditions of the VillageEDOCS Equity Incentive Plan and the parties shall enter into a separate stock option agreement reflecting the terms of these stock option grants. In the event of a conflict between the provisions, including terms and conditions, set forth in this Agreement and the VillageEDOCS Equity Incentive Plan, the terms of this Agreement shall control. The Option Shares shall vest provided that Executive is employed as of any vesting date and if Executive is terminated for cause, all unvested stock will be forfeited and cancelled; and provided further that Executive shall be fully vested in any, then unvested Option Shares (A) upon the consummation of a Change in Control, or (B) upon the death or permanent disability of the Executive. In the event of the termination of Executive’s employment by the Company other than for Cause (as defined below), then unvested Option Shares, shall vest pro rata on a monthly basis until the end of the Severance Term (as defined in Section 5.4). The stock option grants shall provide that any vested options, may be exercised at any time within 7 years after the date of vesting, except that any options that vest because of an event described in (A) or (B) may be exercised only during the seven (7) year period beginning on occurrence of the vesting event. VillageEDOCS shall use its best efforts to register, and maintain the effectiveness of the registration, for resale all of the Option Shares granted to Executive pursuant to a Form S-8 (or any successor form) registration statement under the Securities Act.

                                (c)       Incentive Compensation.   The Executive shall also be entitled to earn an annual incentive bonus from the Company based on the combination of VillageEDOCS’ and the Company’s profitability. The incentive bonus will be calculated according to the formula set forth in Exhibit A to this Agreement. Exhibit A shall be agreed prior to the close of the merger transaction among VillageEDOCS, VEDO Merger Sub, Inc., a Florida corporation and the Company.

                                (d)       Benefits.   During the term of employment, the Executive will be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other Executive benefit plans of the Company that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans. Company will cover the cost of providing Health and Dental benefits for the Executive.

3.	FACILITIES AND EXPENSES

        The Company will furnish the Executive office space, equipment, supplies, and such other facilities and personnel reasonably necessary or appropriate for the performance of the Executive’s duties under this Agreement. The Company will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Company in the performance of the Executive’s duties pursuant to this Agreement, including the Executive’s personal wireless, and home office internet connection bill up to $150 per month. The Executive must file expense reports with respect to such expenses in accordance with the Company’s policies.

4.	VACATIONS

        The Executive will be entitled to four (4) weeks paid weeks paid vacation each calendar year in accordance with the vacation policies of the Company in effect for its Executives from time to time.

5.	TERMINATION

                    5.1       Events of Termination.   The employment and any and all other rights of the Executive under this Agreement or otherwise as an Executive of the Company will terminate (except as otherwise provided in this Section 5):

(a)	upon the death of the Executive;

(b)	upon the permanent disability of the Executive;

(c)	for good reason (as defined in Section 5.2) upon not less than thirty (30) days’ prior notice from the Company to the Executive; or

(d)	upon voluntary termination by the Executive.

                    5.2       Definition of “For Good Reason.”   For purposes of Section 5.1, the phrase “for good reason” means: (a) the Executive’s material breach of this Agreement; (b) the Executive’s failure to adhere to any Company policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply; (c) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (d) the misappropriation (or attempted misappropriation) of any of the Company’s funds or property having a material value; or (e) the conviction of or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof.

                    5.3       Definition of “Permanent Disability.”   For purposes of Section 5.1, “permanent disability” shall be defined as the mental or physical incapacity of Executive which would prevent the Executive from performing his normal and customary duties for a period of six (6) consecutive months.

                    5.4       Termination Pay.   If the termination, including notice of desire not to extend by the Company as described in Section 1.2, is not for: (i) death; (ii) permanent disability as described in Section 5.1(b); (iii) “for good reason” as described in Section 5.1(c); or (iv) a voluntary termination by the Executive as described in Section 5.1(d), the Company shall also be obligated to make a series of monthly payments to the Executive for the longer of six (6) months, or the remaining term of this agreement (“Severance Term”). Each monthly payment shall be equal to one-twelfth (1/12th) of the Executive’s annual base salary, as in effect on the date of termination. Except for incentive compensation described in Section 2(c), Executive shall also be permitted to continue to participate at the Company’s expense in all benefit and insurance plans, coverage and programs in which he was participating in for the Severance Term. Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this paragraph.

6.	COVENANT NOT TO COMPETE; NON-DISCLOSURE COVENANT; EXECUTIVE INVENTIONS

                    6.1       Covenant Not to Compete.   If the Executive is terminated “for good reason” as defined in Section 5.2 or upon voluntary termination by the Executive, the Executive hereby agrees that he will not, during the term of the Employment Period (as defined in Section 6.5) plus one (1) year, (i) engage in any business activities on behalf of any enterprise, expressly excluding Proximiti Technologies, Inc. and its affiliates, as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, which competes with the Company, or (ii) solicit the Company’s Executives. The Executive will be deemed to be engaged in such business activities if he participates in such a business enterprise as an Executive, officer, director, consultant, agent, partner, proprietor, or other participant; provided that the ownership of no more than two percent (2%) of the stock of a corporation shall not be deemed to be engaging in business activities.

                    6.2       Acknowledgments by the Executive.   The Executive acknowledges that: (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information (as defined in Section 6.3); (b) public disclosure of such Confidential Information could have an adverse effect on the Company and its business; and (c) the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

                    6.3       Definition of “Confidential Information”.   Confidential Information means any and all:

                                (a)       trade secrets concerning the business and affairs of the Company and VillageEDOCS, including but not limited to, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and any other information, however documented, that is a trade secret within the meaning of the Florida Uniform Trade Secrets Act; and

                                (b)       information concerning the business and affairs of the Company and VillageEDOCS (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and

                                (c)       notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company or VillageEDOCS containing or based, in whole or in part, on any information included in the foregoing; provided, however

                                (d)       Executive may disclose such Confidential Information as follows: (i) to Executive’s legal counsel, accountant or financial advisor, for whose actions the Executive will be responsible; (ii) to comply with any applicable law or order, provided that the Executive notifies the Company of any action of which he is aware which may result in disclosure; (iii) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Executive; and (iv) to the extent that the same information becomes available (on a non-confidential basis) to the Executive from another source that, to the knowledge of the Executive, has no confidentiality obligation regarding such information.

                    6.4       Agreements of the Executive Regarding Confidentiality.   In consideration of the compensation and benefits to be paid or provided to the Executive by the Company under this Agreement, the Executive covenants as follows:

                                (a)       For the period of: (i) four (4) years after the date hereof, or (ii) twenty-four (24) months following Executive’s last date of employment hereunder, whichever is later, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Company.

                                (b)       Any trade secrets of the Company and VillageEDOCS will be entitled to all of the protections and benefits under the Florida Uniform Trade Secrets Act and any other applicable law. If any information that the Company or VillageEDOCS deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Company or VillageEDOCS submits proof of the economic value of any trade secret or post a bond or other security.

                                (c)       The Executive will not remove from the Company’s premises (except to the extent such removal is for purposes of the performance of the Executive’s duties at home or while traveling, or except as otherwise specifically authorized by the Company) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the “Proprietary Items”). The Executive recognizes that, as between the Company and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Company. Upon termination of this Agreement by either party, or upon the request of the Company during the Employment Period, the Executive will return to the Company all of the Proprietary Items in the Executive’s possession or subject to the Executive’s control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

                    6.5       Definition of “Employment Period”.   For purposes of this Agreement, “Employment Period” shall be defined as the term beginning on the Effective Date and ending on the date of termination.

7.	GENERAL PROVISIONS

                    7.1       Injunctive Relief and Additional Remedy.   The Executive acknowledges that the injury that would be suffered by the Company or VillageEDOCS as a result of a breach of the provisions of this Agreement (including any provision of Sections 6) would be irreparable and that an award of monetary damages to the Company or VillageEDOCS for such a breach would be an inadequate remedy. Consequently, the Company or VillageEDOCS will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any: (i) breach; (ii) threatened breach; or (iii) otherwise to specifically enforce any provision of this Agreement (collectively “Breach”). If the Company or VillageEDOCS seeks to obtain injunctive relief for any Breach of the covenants by the Executive in Sections 6.2, 6.3 and 6.4, the Company or VillageEDOCS will not be obligated to post bond or other security in seeking such relief.

                    7.2       Covenants of Section 6 are Essential and Independent Covenants.   The covenants by the Executive in Section 6 are essential elements of this Agreement, and without the Executive’s agreement to comply with such covenants, the Company would not have entered into this Agreement or employed or continued the employment of the Executive. The Company and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company.

                    The Executive’s covenants in Section 6 are independent covenants and the existence of any claim by the Executive against the Company under this Agreement or otherwise will not excuse the Executive’s breach of any covenant in Section 6.

                    If the Executive’s employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Section 6 and of the Company in Section 5.4.

                    7.3       Binding Arbitration.   Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by binding arbitration in accordance with the provisions of the Florida Arbitration Code (F.S. Section 682.01 et.seq.). The award of the arbitrator(s) shall be binding upon all parties hereto, and judgment may be entered upon such award in any Court of competent jurisdiction. The costs of such arbitration are to be borne equally by the parties to this Agreement. Anything herein to the contrary notwithstanding, this provision regarding Arbitration shall not apply to any breach arising under paragraph 6 of this Agreement.

                    7.4       Waiver.   The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

                    7.5       Entire Agreement; Amendments.   This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

                    7.6       Governing Law.   This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

                    7.7       Section Headings, Construction.   The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

                    7.8       Severability.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                    7.9       Counterparts.   This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

COMPANY:	EXECUTIVE:

GoSolutions, Inc.

By:	/s/ Fredrick A. Burris
Fredrick A. Burris

Dated:	Dated:

Joined by VillageEDOCS solely for purposes of Sections 2(a), 2(b), 2(c), 6.3(a), 6.3(b), 6.3(c), 6.4(b) and 7.1.

Joined by VEDO Merger Sub, Inc. solely for the purposes of Section 2(c).

VILLAGEEDOCS:	VEDO Merger Sub, Inc.:

By:	By:

Dated:	Dated: